UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2005

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers" is hereby incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 20, 2005, D.R. Horton, Inc. (the "Company") promoted three of its Region Presidents, Gordon D. Jones, Thomas F. Noon and George W. Seagraves, to the office of Executive Vice President and Chief Operating Officer over the Company’s West, California and East regions, respectively, as further set forth below.

Gordon D. Jones. Mr. Jones, age 46, has been promoted to Executive Vice President and Chief Operating Officer – West region of the Company. Mr. Jones has more than 20 years of experience in the residential development and home building industry. Prior to this promotion, Mr. Jones had been a Vice President of the Company and President of our South region, a position he held since 2001. Since 1988 when he joined the Company, Mr. Jones has also held other significant managerial positions, including Manager - Land Acquisition in north Texas and Division President of the Dallas – Fort Worth north division. Mr. Jones will continue to be based out of our corporate headquarters in Fort Worth, Texas.

Thomas F. Noon. Mr. Noon, age 56, has been promoted to Executive Vice President and Chief Operating Officer – California region of the Company. Mr. Noon has more than 30 years experience in the residential development and home building industry. Prior to this promotion, Mr. Noon had been a Vice President of the Company and President of the California Region, a position he held since 2001. From 1996 to 2001, Mr. Noon had been Region Manager of our former West Operating Region. Beginning in 1993, when he joined the Company, through 1996, Mr. Noon was the Division President of our San Diego division. Mr. Noon will continue to be based out of our California Region office in Carlsbad (San Diego), California.

George W. Seagraves. Mr. Seagraves, age 47, has been promoted to Executive Vice President and Chief Operating Officer – East region of the Company. Mr. Seagraves has more than 20 years experience in the residential development and home building industry. Mr. Seagraves had been a Vice President of the Company and President of our Northeast Region from 1999 until April 2005. From 1996 to 1999, Mr. Seagraves had been the Region Manager of our former East Operating Region. Mr. Seagraves has worked for the Company for more than 20 years and he will continue to be based out of our office in northern Virginia.

Mr. Jones, Mr. Noon and Mr. Seagraves will each receive an annual salary of $175,000. In addition, each of these three executives will be eligible to earn a cash bonus based on a percentage of pre-tax income generated, and achievement of certain other financial performance measures, by their respective regions. These executives will also remain eligible to participate in other incentive, benefit and deferred compensation plans offered by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

April 22, 2005	By:	/s/ Bill W. Wheat

Name: Bill W. Wheat
Title: Executive Vice President & Chief Financial Officer